UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in charter)

Nevada	98-0425310
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 400-534 17th Avenue SW, Calgary Alberta, Canada	T2S 0B1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 770-1991

N/A

(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS

On May 25, 2006, the Company announced an 8 for 1 stock split of its common stock (the "Stock Split"), after which there will be an aggregate of 24,257,512 shares issued and outstanding.

The Stock Split will be effected by way of a stock dividend to the Company's stockholders of record as of the close of business on June 6, 2006 (the "Record Date"). The Company's common stock will trade on a post-split (ex-dividend) basis on June 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GONDWANA ENERGY, LTD.

Signature	Title	Date

/s/ Arne Raabe Arne Raabe	Chief Financial Officer and Director	May 25, 2006